UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2014

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2014, Old National Bancorp (“Old National”), an Indiana corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Founders Financial Corporation (“Founders”), a Michigan corporation, pursuant to which Founders will merge with and into Old National, whereupon the separate corporate existence of Founders will cease and Old National will survive (the “Merger”). In connection with the Merger, Founders Bank & Trust, a Michigan chartered commercial bank and wholly-owned subsidiary of Founders, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of Old National, with Old National Bank as the surviving bank.

The Merger Agreement has been approved by the board of directors of each of Old National and Founders. Subject to the approval of Founders’ common shareholders of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the first half of 2015.

All of the members of the board of directors of Founders have entered into a voting agreement pursuant to which they have agreed to vote their shares of Founders common stock in favor of the Merger. A copy of the voting agreement is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, in connection with the Merger, each Founders shareholder will receive $38.00 in cash (the “Cash Consideration”) and 3.25 shares of Old National common stock (the “Exchange Ratio” and, together with the Cash Consideration, the “Merger Consideration”) for each share of Founders common stock owned by them. While the Cash Consideration will remain a fixed amount, the Exchange Ratio is subject to adjustment as set forth in the Merger Agreement and discussed below. At the effective time of the Merger, outstanding vested and unvested stock options under Company Stock Plans (as defined in the Merger Agreement) of Founders will convert into an option with respect to Old National common stock, at the rate and subject to further adjustment as set forth in the Merger Agreement, unless holders elect to cash-out their stock options. Under the Merger Agreement, holders of stock options may elect, within 45 days after the date of the Merger Agreement, to cash-out all of their stock options into an amount of cash for each share of Founders common stock subject to such stock options equal to (i) the sum of (a) the Exchange Ratio multiplied by the Final Purchaser Price (defined as the average closing price of Old National common stock for the 10 trading days ending on the sixth business day prior to the date of closing on which shares of Old National common stock were actually traded in transactions reported on The NASDAQ Global Select Market) and (b) the Cash Consideration minus (ii) the amount of the exercise price per share of such stock options. Based on Old National’s July 25, 2014 closing price of $13.87 per share, the total Merger Consideration is estimated to be approximately $88.2 million.

At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement based on the following: (i) if there is a change in the number of shares of common stock issued and outstanding prior to the effective time of the Merger by way of a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), stock dividend or stock distribution, combination or readjustment of shares or similar transaction with respect to the outstanding Old National common stock or Founders common stock; (ii) if the amount of Company Consolidated Shareholders’ Equity (as defined in the Merger Agreement) of Founders is less than $39.2 million as of the end of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made; and (iii) at Old National’s option, in the manner prescribed in the Merger Agreement, following written notice from Founders within a specified timeframe prior to the scheduled closing date requesting an adjustment to the Exchange Ratio due to a specified decrease in Old National’s market value.

The Merger Agreement contains representations, warranties and covenants of Old National and Founders including, among others, covenants that require Founders to (i) conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) not engage in certain kinds of transactions during such period (without the prior written consent of Old National). Subject to certain terms and conditions, the board of directors of Founders will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby and will solicit proxies voting in favor of the Merger Agreement from Founders’ shareholders.

From the date of the Merger Agreement, Founders is subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties, furnish information to and engage in discussions with third parties regarding alternative takeover proposals, recommend an alternative takeover proposal or enter into an agreement with respect to an alternative takeover proposal. Notwithstanding the “no shop” restrictions, prior to the time that shareholder approval is obtained, Founders’ board of directors may change its recommendation to the shareholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the board of directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, that such takeover proposal constitutes a Superior Proposal; provided, however, that prior to taking any such action, Founders is required to provide Old National the opportunity to match such Superior Proposal or to revise its proposal such that it would cause such Superior Proposal to no longer constitute a Superior Proposal. A “Superior Proposal” means any bona fide written takeover proposal that the Founders board of directors has determined in its good faith judgment, after consultation with its independent financial advisors and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and that is reasonably likely to result in the consummation of a transaction more favorable to Founders’ shareholders from a financial point of view than the Merger, taking into account (i) all relevant legal, regulatory and financial aspects of the proposal (including availability of financing and certainty of closing) and the third party making the proposal; and (ii) any changes to the terms of the Merger Agreement proposed by Old National.

The Merger Agreement provides certain termination rights for both Founders and Old National and further provides that, upon termination of the Merger Agreement under certain circumstances, Founders, as applicable, will be obligated to pay Old National a termination fee of $3.5 million.

As noted above, consummation of the Merger is subject to various customary conditions, including: (i) receipt of the requisite approval of the shareholders of Founders; (ii) receipt of required regulatory approvals; (iii) absence of any law or order prohibiting the closing; (iv) effectiveness of the registration statement to be filed by Old National with the Securities and Exchange Commission (the “SEC”) with respect to the Old National common stock to be issued in the Merger; (v) authorization for listing on The NASDAQ Global Select Market of the shares of Old National common stock to be issued in the Merger; and (vi) the Company Consolidated Shareholders’ Equity of Founders as of the end of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, shall not be less than $35 million. In addition, each party’s obligation to consummate the Merger is subject to certain additional customary conditions, including: (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (ii) compliance of the other party with its covenants in all material respects; (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and (iv) the absence of any change, state of facts, development or effect, individually or in the aggregate, constituting a Purchaser Material Adverse Effect or a Company Material Adverse Effect (as defined in the Merger Agreement) with respect to either party since December 31, 2013.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning Old National and Founders that Old National publicly files in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction F to Form 8-K, a press release issued jointly by Old National and Founders is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information for Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Old National Bancorp (“Old National”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Founders Financial Corporation (“Founders”) and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information.”

Old National and Founders and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Founders in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed merger between Old National and Founders. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s and Founders’ businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National and Founders to execute their respective business plans (including Old National’s pending acquisitions of Founders, United Bancorp, Inc. and LSB Financial Corp.); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of Old National’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Current Report and other factors identified in Old National’s Annual Report on Form 10-K and its other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2014, Old National issued a press release (“Press Release”) reporting its financial results for the second quarter of 2014. The Press Release is included as Exhibit 99.2 hereto and is incorporated herein by reference. The Company also released the financial trends including its second-quarter results. The financial trends are included as Exhibit 99.3 hereto and are incorporated herein by reference. In connection therewith, a slide presentation outlining second-quarter earnings, recent strategic developments and the Company’s financial outlook will be available on the Company’s website to complement the conference call to be held on July 28, 2014, at 10:00 a.m. CST and will be accessible at http://www.oldnational.com before the conference call begins.

Item 8.01 Other Events.

On July 28, 2014 Old National also announced in the Press Release that the Company’s Board of Directors declared a quarterly cash dividend of $0.11 per common share. The dividend is payable on September 16, 2014, to shareholders of record on September 2, 2014. For purposes of broker trading, the ex-date of the cash dividend is August 28, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 25, 2014, by and between Old National Bancorp and Founders Financial Corporation

10.1	Voting Agreement dated July 25, 2014

99.1	Joint Press Release issued by Old National Bancorp and Founders Financial Corporation on July 28, 2014

99.2	Earnings Press Release issued by Old National Bancorp on July 28, 2014

99.3	Financial Trends issued by Old National Bancorp on July 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014

OLD NATIONAL BANCORP

By:	/s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 25, 2014, by and between Old National Bancorp and Founders Financial Corporation

10.1	Voting Agreement dated July 25, 2014

99.1	Joint Press Release issued by Old National Bancorp and Founders Financial Corporation on July 28, 2014

99.2	Earnings Press Release issued by Old National Bancorp on July 28, 2014

99.3	Financial Trends issued by Old National Bancorp on July 28, 2014